UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2025, Janet L. Carrig, James T. McManus II and Anita M. Powers, and on February 11, 2025, Lydia I. Beebe, each a member of the Board of Directors (the “Board”) of EQT Corporation (the “Company”), notified the Company of her or his decision to not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and retire from the Board effective immediately following the 2025 Annual Meeting.

Item 8.01.	Other Events.

The Board approved the appointment of Thomas F. Karam, an existing director of the Company, to serve in the role of independent Board Chair, effective as of immediately following the 2025 Annual Meeting. Mr. Karam joined the Company’s Board in July 2024 upon the closing (the “Closing”) of the Company’s acquisition of Equitrans Midstream Corporation. Prior to the Closing, Mr. Karam previously served as Chairman of the Board of Directors and Chief Executive Officer of Equitrans Midstream Corporation from July 2019 through 2023 and as Executive Chairman from January 1, 2024 through the Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: February 12, 2025	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Chief Legal and Policy Officer and Corporate Secretary